Trust I

Sub-Item 77Q1(a)
Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated  February 16, 2012, to the Declaration of Trust dated November 5,
2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on February 27, 2012 (Accession Number 0001193125-
12-080968).